Exhibit 16.1

Exhibit A - ADDITIONAL DISCLOSURES

Securities are offered by US Capital Global Securities, LLC (“USCGS”), a SEC registered broker-dealer and member of FINRA/SIPC. USCGS or its affiliates (the “Affiliates”) may provide advice to, be compensated by, may have other business relationships with, or may from time to time acquire, hold or sell a position in the securities of, the Company.

Any offer would only be made by means of a formal confidential information memorandum, private placement memorandum, or similar offering documents, including the Form 1A, as filed with the U.S. Securities and Exchange Commission (“Offering Documents”). Offers and sales will be made only in accordance with applicable security laws and pursuant to the Offering Documents, operating agreement, subscription agreement, and other definitive documentation. Private debt and equity investments are not suitable for all investors, are generally illiquid, offer no guarantee of returns, and subject investors to possible loss of principal.

The information set forth herein has been obtained from the Company and does not purport to be complete and is subject to change. Projections and other forward-looking information as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based on information provided by the Company and other publicly available information as of the date of this document. There is no guarantee that any of these estimates or projections will be achieved. Additionally, past performance is not necessarily indicative of future results, and there can be no assurance that targeted or projected returns will be achieved, or that the Company will achieve comparable results.

USCGS has not independently verified any of the information, including the financial estimates and projections, contained herein. This document is qualified in its entirety by all of the information set forth in the Offering Documents, including without limitation all of the cautionary statements and the sections addressing risk factors and potential conflicts of interest. The Offering Documents must be read carefully in its entirety prior to investing. This document does not constitute a part of the Offering Documents.

The principals of each Affiliate also own and control, either directly or indirectly, each other Affiliate. Conflicts of interest may arise in connection with the principals’ control of the Affiliates. Investors should be aware that these, and other conflicts of interest relating to the Affiliates, are permitted under the terms of the operating agreements between the Affiliates, which are referenced in the Offering Documents. You should not invest unless you are willing to accept these conflicts of interest and the associated risk. This document is intended solely for the addressee(s) and may not be redistributed without the prior permission of USCGS.

An investment is not suitable for anyone without a high tolerance for risk. You should invest only if you are able to bear the risk of losing your entire investment and have no need for liquidity with respect to your investment.

There can be no assurance that investors will receive any return of capital or profit. Investors should have the financial ability and willingness to accept the risks (including, among other things, the risk of loss of their entire investment and the risks of lack of liquidity) that are characteristic of the type of investments described in the Offering Circular. There will be no public market for the securities, and applicable securities laws will restrict any transfer of the shares.

Acceptance of Subscription

Each investor wishing to participate in the offering should submit a Subscription Agreement in the form attached as Exhibit B to the Offering Circular. The shares will be issued to investors only after the Company has countersigned each subscriber’s subscription documents and has accepted their subscription funds. The company (the “Company”) reserves the right to accept or reject any subscription to purchase shares, in whole or in part, in its sole discretion.

Minimum Investment and Payment Instructions

The purchase price of each share is $40.47 and the minimum required investment (which is subject to change at the Company’s discretion) is 245 shares. Each subscriber is required to remit an amount equal to the aggregate purchase price for all shares subscribed for at the time of submission of its subscription. This amount will be held in a bank escrow account with Western Alliance Bank located at 2901 N. Central Ave. #100, Phoenix, AZ 85012 until the earlier of any closing of th e offering, which is determined at the discretion of the Company, the rejection of the subscriber’s subscription or the cancellation of the offering. The offering may be canceled by the Company at any time, and will in any event be canceled if no closing has occurred before March 5, 2022. In the event that the subscriber’s subscription is rejected or the offering is canceled, then any amount remitted by the subscriber will be promptly returned to the subscriber, without interest or deduction.

Status as Accredited Investor

The shares are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act and Regulation A thereunder. The Company may offer and sell shares solely to investors who qualify and are verified as “accredited investors,” as that term is defined in Rule 501 of Regulation D (“Regulation D”) under the Securities Act, or, in its discretion, may offer and sell shares to investors who qualify. If you are not an accredited investor, or fail to provide requested information the Placement Agent needs to verify your accredited investor status, the Company will not accept your subscription.

Placement Agent Fee

The shares are being offered through US Capital Global Securities, LLC (“USCGS”), which is acting as the placement agent for the offering (the “Placement Agent”) on a Contingency basis. USCGS is registered as a broker-dealer with the United States Securities and Exchange Commission (the “SEC”) and is regulated by the Financial Industry Regulatory Authority (“FINRA”). USCGS will receive a placement agent fee equal to 3.5% of the gross proceeds from the sale of the shares (the “Placement Agent Fee”).

Warrants

USCGS, for their services related to the sale and placement of the offering, will receive from the Company warrants to purchase, on a cashless basis, from the Company in an amount equal to 7% of the gross proceeds. Such warrants shall be issued and exercisable as funds are released to the Company. USCGS, or its affiliate or third party that it designates, may exercise the warrants in cashless exercise transactions. The warrants will be exercisable for a period of 5 years from their issue date.

Management; Conflicts of Interest

The Placement Agent, USCGS and certain of its affiliated entities (“Affiliated Entities”) may provide certain services to the Company and receive compensation for the provision of such services. Charles Towle is Co-Managing Partner of the Placement Agent; the Division Head and registered principal of USCGS, a registered broker-dealer that is acting as the placement agent for the offering of shares of the Company; and an indirect stockholder and Co-Managing Partner of the Affiliated Entities. Jeffrey Sweeney is Co-Managing Partner of the Placement Agent and an indirect controlling stockholder of the Affiliated Entities. The Placement Agent may act or has acted in the capacity of a financial advisor to portfolio companies to facilitate the structuring of the Company.

Conflicts of interest may arise in connection with Mr. Towle’s and Mr. Sweeney’s indirect control of the Affiliated Entities. Mr. Towle and Mr. Sweeney stand to benefit personally from the fees that the Placement Agent and USCGS will receive from the Company. Conflicts also could arise because the Placement Agent and its affiliates may hold interests in securities of companies in which Mr. Towle and Mr. Sweeney have an interest and may hold future direct or indirect interests in other securities that may be acquired in the future, or may receive compensation from other business-related services provided by these entities, or their affiliated companies. Investors should be aware that these conflicts of interest, and a number of other conflicts of interest relating to the Placement Agent and its Affiliates, are permitted. You should not invest in the Company unless you are willing to accept these, as well as other conflicts of interest and the associated risk.

FORWARD-LOOKING STATEMENTS

The Offering Circular contains forward-looking statements. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results, including descriptions of the Company, among other things. These statements are typically identified by words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate” and similar expressions. The Company has based these statements on particular assumptions that the Company has made in light of the experience of the Placement Agent, as well as the Placement Agent’s perception of historical trends, current conditions, expected future developments and other factors that the Placement Agent believes are appropriate under the circumstances. As you read and consider the information in the Offering Circular, you should understand that these statements are not guarantees of performance or results. They involve assumptions, uncertainties and risks.

Although the Placement Agent believes that the assumptions upon which these forward-looking statements are based are reasonable, you should nevertheless be aware that many factors could affect the Company’s actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in the Offering Circular will in fact transpire.

Conflicts of Interest

Conflicts of interest may arise in connection with Mr. Towle’s and Mr. Sweeney’s indirect control of the Affiliated Entities and their involvement in the management of the Placement Agent and its investments in shares of the Company. Mr. Towle and Mr. Sweeney stand to benefit personally from the fees that the Placement Agent, USCGS and the Affiliated Entities will receive from the Company. Conflicts also could arise because the Placement Agent and its affiliates may hold interests in securities of companies in which Mr. Towle and Mr. Sweeney have an interest and may hold future direct or indirect interests in other securities that may be acquired in the future, as well as interests in securities of the Company. You should not invest in the Company unless you are willing to accept these, as well as other conflicts of interest and the associated risk.

Disputes – Arbitration and Attorneys’ Fees

The terms of the Subscription Agreement provide for final and binding arbitration with respect to any controversy that may arise concerning an investment in the shares. The arbitration would be conducted pursuant to the FINRA Codes of Arbitration Procedures or any successor FINRA arbitration rules then in effect.

In addition, the Subscription Agreement provide that if any action at law or in equity (including arbitration) is undertaken to enforce or interpret the terms of the agreement or any related documents, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the party may be entitled.

RISK FACTORS

You should be aware that an investment in shares of the Company involve considerable risks, including the possible loss of all or a material portion of your investment. The risks set forth below are not the only risks facing investors. Additional risks with respect to an investment in the Company exist, and no additional disclosure to potential subscribers regarding such risk factors will be made by the Company, the Placement Agent, or any of their respective affiliates.

Risks Related to the Investment in Company Shares

Shares of the Company are inherently risky due to the nature and business of the Company.

The shares of the Company in which the investor may invest will be securities of an early-stage company, and such investment will be subject to all of the risks associated with an early-stage business, as well as all of the risks that are peculiar to that Company and its industry.

Shares of the Company are illiquid securities.

Shares of the Company will be subject to legal and other restrictions on resale, which may include provisions in the Company’s bylaws or contracts giving the Company and other investors a right of first refusal prior to any sale, assignment, pledge or other transfer of its shares, and will otherwise be less liquid than publicly traded securities.

In the event that the Placement Agent determines to make distributions of the Company’s securities (which are limited by federal and state securities laws), there might not be any active trading market through which shares of the Company may be sold, and even if there were such a market, the transfer of shares of the Company will be subject to significant legal and contractual restrictions, including any right of first refusal. In addition, the shares of the Company will not be registered under federal securities laws or qualified under any state securities laws and will be sold by the Company in reliance upon exemptions under such laws. Unless shares of the Company are registered with the U.S, Securities and Exchange Commission and any required state authorities, or an appropriate exemption from registration is available, the investor may be unable to liquidate such securities, even though their personal financial condition may dictate such liquidation. Moreover, the resale of any shares of the Company may be subject to Rule 144 under the Securities Act. Therefore, prospective subscribers who require liquidity in their investments should not invest in the shares.

Shares of the Company may lose all or part of their value.

Shares of the Company may not appreciate in value and may instead decline in value and could lose their entire value. Accordingly, the investor may not be able to realize gains from its investment, and any gains that the investor does realize may not be sufficient to offset any other losses the investor may experience.

Limited information about the Company is available.

An investment in shares of the privately held Company is subject to greater investment and other risks than investments in publicly-traded securities because, among other things, little information about privately held companies and funds is publicly available.

Very limited information about the Company and their performance, prospects for growth, success or a potential liquidity event is publicly available given that the Company is not a publicly reporting company or listed on any national securities exchange. Investors considering an investment in the Company must be aware that: (i) there may be material facts or circumstances pertaining to the Company that the public and the investor are not aware of, and (ii) publicly available information concerning the Company upon which the investor relies may prove to be inaccurate, and, as a result of (i) or (ii), the investor may suffer a partial or complete loss on its investment.

The Placement Agent will have any control over the Company or their future valuations.

The Placement Agent will have no control over the management of the Company, and the success of the investor’s investment will depend on the ability and success of the management of the Company, in addition to economic and market factors to which the Company may be subject. While it is possible that there may be a limited, privately negotiated market for shares of the Company, valuations, if any, may fluctuate considerably and the price paid for shares of the Company may bear limited or no relationship to future valuations of shares of the Company in any limited market that may develop for such securities.

Risks Related to this Offering

Investing in shares of a private company involves a high degree of risk that may result in the loss of some or all of your investment.

An investment in shares of the Company is highly speculative, requires a long-term commitment with no certainty of return, and should be undertaken only by investors experienced in and capable of evaluating and bearing a high level of risk and lack of liquidity. You should invest in shares of the Company only if you are able to bear the risk of losing your entire investment.

Your ability to transfer your shares will be restricted.

Investors may not sell, transfer, assign or encumber any part of their shares without the prior written consent of the Placement Agent. In addition, any investor who receives the approval of the Placement Agent to transfer its shares must also meet certain conditions set forth by the Company. As a result, your ability to transfer your shares is subject to significant limitations.

Your ability to transfer your shares is restricted under federal and state securities laws.

The Company has offered the shares in reliance upon an exemption from registration requirements under the Securities Act for an offer and sale of securities that does not involve a public offering pursuant to Section 4(a) (2) of the Securities Act and Regulation A thereunder. The shares have not been registered under the Securities Act or under any state securities laws and may not be resold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. As a prospective purchaser, you should be aware that you may be required to bear the financial risk of an investment in the shares for an indefinite period of time, you cannot waive compliance with federal securities laws, and you may not be able to liquidate your investment in the shares even in the event of an emergency. Because the shares are subject to resale restrictions, you should not plan on being able to resell the shares to recoup your investment in the shares.

No independent experts represent the investors.

The rights of the Placement Agent to the Placement Agent Fee have not been negotiated at arm’s length. Further, while the Placement Agent has consulted with counsel, accountants and other advisers regarding the structure and terms of this offering, such counsel and other advisers do not represent the investors or their interests. The Placement Agent urges each prospective investor to consult its own legal, accounting, investment, tax and financial advisers regarding the desirability and appropriateness of purchasing shares and the suitability of an investment in the Company.

SUITABILITY STANDARDS

Prospective investors should satisfy themselves that an investment in the shares is suitable for them. Prospective investors should examine this Offering Circular and should avail themselves of access to such additional information about the offering, the Company, the Placement Agent and the business of the Company as they consider necessary to make an informed investment decision.

Investors that are subject to income tax should be aware that an investment in the Company may (if the Company is successful) result in taxable income and tax liabilities in excess of any cash distributions that may become available to pay such liabilities. Accordingly, shares may not be a suitable investment for prospective investors who will be subject to tax and do not desire such consequences.

Accredited Investor Requirements

Each prospective investor must qualify as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

Generally, an “accredited investor” is (a) an individual who, either individually or jointly with his or her spouse, has a net worth of more than $1,000,000 excluding the individual’s primary residence, (b) an individual whose annual individual income exceeded $200,000 for each of the two most recent years and who reasonably expects an individual income in excess of $200,000 in the current year, or whose joint income with his or her spouse exceeds $300,000 for each of the two most recent years and who reasonably expects joint income with his or her spouse in excess of $300,000 in the current year, (c) an institutional investor meeting certain qualifications, (d) a corporation, business trust or company, in each case not formed for the specific purpose of acquiring shares and with total assets in excess of $5,000,000, (e) any trust with total assets in excess of $5,000,000, not formed specifically to purchase shares and whose investment in the shares is directed by a sophisticated person, or (f) an entity in which all of the equity owners are “accredited investors.”

The Placement Agent reserves the right to reject the Subscription Agreement of any prospective investor for whom it appears, in the exclusive discretion of the Placement Agent, that shares may not be a suitable investment or that such an investment would not comply with applicable federal or state securities laws. However, a prospective investor should not rely on the Placement Agent to determine the suitability of an investment in shares for that prospective investor.

Reliance on Subscriber Information

Representations and requests for information regarding the satisfaction of investor suitability standards are included in the Subscription Agreement that each prospective investor must complete. The shares have not been registered under the Securities Act and are being offered in reliance on Section 4(a)(2) of the Securities Act and Regulation A promulgated by the SEC thereunder, and in reliance on applicable exemptions from state law registration or qualification provisions. Accordingly, prior to selling shares to any investor, the Placement Agent intends to make all inquiries reasonably necessary to satisfy itself that the prerequisites of such exemptions have been met. Prospective investors will also be required to provide whatever additional evidence is deemed necessary by the Placement Agent to substantiate information or representations contained in their Subscription Agreements. The standards set forth above are only minimum standards. The Placement Agent reserves the right, in its exclusive discretion, to reject subscriptions for any or no reason, regardless of whether a prospective investor meets the stated suitability standards.

PRIVACY NOTICE

Pursuant to the U.S. Gramm-Leach Bliley Act, Public Law No. 106-102, and the rules issued by the Federal Trade Commission regarding the Privacy of Consumer Financial Information, 16 C.F.R. Part 313, institutions that provide certain financial products or services to individuals to be used for personal, family, or household purposes are required to provide written notices to their customers regarding disclosure of nonpublic personal information. This notice is being provided to comply with this requirement. In the normal course of its business, the Placement Agent will collect and disclose certain private information about the investors. Personal financial information about the investors, such as their names, addresses, social security or tax identification numbers, assets and incomes, will be obtained from subscription agreements, investor questionnaires and other documents. Other personal information about the investors, such as Capital Account balances, contributions, distributions, account data and information about their participation in other investments will be obtained in the course of transactions between the investors and the Company or its affiliates.

Except as described below, this private information will be disclosed only as permitted by applicable law to the Placement Agent’s affiliates and service providers, including the Placement Agent’s accountants, attorneys, broker-dealers, custodians, transfer agents, and any other parties whose services are necessary or convenient to the formation, operation, business analysis or dissolution of the Placement Agent. Any party receiving private information about the investors pursuant to the preceding sentence will be authorized to use such information only to perform the services required and as permitted by applicable law.

Access to private information about the investors will be restricted to those employees of the Placement Agent who require such access to provide services to the Placement Agent and its affiliates. The Placement Agent will maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard private information about the investors. In addition, the Placement Agent will continue to assess new technology for protecting information with regard to the investors. In all events, the Placement Agent may disclose investor information (a) to the Company; (b) to entities other than its affiliates and service providers with consent of the investor; and (c) as otherwise required by applicable law.

The foregoing privacy notice reflects a privacy policy that has been adopted by the Placement Agent. It may be updated from time to time upon notice to the investors.

US Capital Global Securities, LLC

Form CRS Customer Relationship Summary

2021

Introduction

US Capital Global Securities LLC (USCGS) is registered with the U.S. Securities and Exchange Commission (SEC) as a broker-dealer, and is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). Brokerage and investment advisory services and fees differ and it is important for you to understand these differences. Free and simple tools are available to research firms and financial professionals at www.investor.gov/crs, which also provides educational materials about broker-dealers, investment advisers, and investing.

Additional information regarding USCGS and its representatives can be obtained at www.brokercheck.finra.org.
What investment services and advice can you provide me?

USCGS offers brokerage services to institutional and retail investors, including buying and selling securities. USCGS’ services are currently limited to: (i) the purchase and sale of private securities, including limited partnership interests in securities which have not been registered with the SEC; and (ii) the provision of consulting and due diligence services to entities looking to either merge with, or acquire, another entity. USCGS recommends private placement securities which are created and managed by an affiliated entity. USCGS recommends the purchase of private securities to accredited investors (as that term is defined by the SEC), for which USCGS determines such investments are suitable. USCGS does not provide any investment monitoring services to investors.

For additional information, please see the Regulation Best Interest Disclosures and offering documents related to the private securities investments USCGS or its representatives recommend.
What fees will I pay?

Any fees charged are conspicuously disclosed in the offering documents related to the private securities investments USCGS or its representatives recommend. Such fees (Commissions) are transaction-based, disclosed as a percentage of the total amount of funds invested, and can be as high as 10% of the funds invested.

Commissions are charged, whether money is made or lost on the investment. Fees will reduce any amount of money made on the investment over time. Investor should make sure they understand what fees and costs they are paying.

For additional information, please see the Regulation Best Interest Disclosures and offering documents related to the private securities investments USCGS or its representatives recommend.

What are your legal obligations to me when providing recommendations?

USCGS is registered with the SEC, and a member of FINRA. As such, USCGS is obligated to obey the various rules and regulations promulgated by these, and other applicable regulatory organizations, such as the states in which USCGS is registered. One of these requirements is addressed in the SEC’s Regulation Best Interest, which requires registrants, such as USCGS, to act in the best interest of its clients and prospective clients, and not put its interests ahead of theirs.

Information regarding the rules and regulations applicable to USCGS’ securities related activities can be obtained at www.investor.gov/crs and www.finra.org.
How else does your firm make money and what conflicts of interest do you have?

While USCGS have to act in the best interest of its clients and prospective clients, and not put its interest ahead of theirs when providing them with a recommendation, the manner in which USCGS makes money creates some conflicts with the interests of its clients and prospective clients. These conflicts affect the recommendations USCGS provides. Some examples of these conflicts, which USCGS has also disclosed in other sections of this document, include, but are not limited to:
● USCGS and its representatives receive income via Commissions generated from funds invested in the private securities it recommends;
● USCGS and/or its affiliates receive compensation from the issuers/companies in which investor funds are invested; and
● USCGS and/or its affiliates may invest in the same investments its recommends, at terms that may be more favorable than that offered to prospective investors.
For additional information, please see the Regulation Best Interest Disclosures and offering documents related to the private securities investments USCGS or its representatives recommend.
How do your financial professionals make money?

Representatives of USCGS do receive a percentage of the Commission generated when making a recommendation to an investor if an investment is made. The percentage varies and is negotiated between USCGS and each representative. The amount paid to the representative comes from the total Commission received by USCGS and is not in addition to the amount disclosed in the offering documents of the investment.

Representatives of USCGS may also receive other compensation for services they provide to USCGS and its affiliates. This includes the receipt of variable fees for services provided on behalf of affiliated registered investment advisers and the licensed finance lender, as well as fixed compensation related to services such as performing due diligence reviews of the issuer, negotiating and creating the offering documents, and other administrative activities. Any such compensation is separate and apart from any Commissions, and is paid directly by USCGS or its affiliates.
Do your financial professionals have legal or disciplinary history?

Certain representatives of USCGS have legal and/or disciplinary histories. USCGS has thoroughly reviewed all such matters and is confident that they do not affect its representatives’ ability to provide fair and reasonable service to prospective investors.

Information regarding the legal or disciplinary history for USCGS or any of its representatives can be obtained at www.investor.gov/crs and www.brokercheck.finra.org.
Additional Information If you would like additional, up-to-date information or a copy of this disclosure, please call 415.889.1010.